Exhibit 10.13

                           TECO ENERGY GROUP
                RETIREMENT SAVINGS EXCESS BENEFIT PLAN

                    1998 Amendment and Restatement

                               ARTICLE I

                                GENERAL

     1.1 Introduction. This Retirement Savings Excess Benefit Plan (the "excess plan") is an amendment and restatement of the TECO Energy Group Savings Excess Benefit Plan which was originally established in 1984 and has been amended from time to time as set forth in Schedule
A. The plan is designed to provide eligible officers who are members and beneficiaries of the TECO Energy Group Retirement Savings Plan (the "savings plan") a benefit corresponding to the savings deposits, matching employer contributions and cancelled vacation contributions that would have been allocated to the member's accounts under the savings plan but for legal limitations on the benefits that may be provided under the savings plan. This excess plan also allows eligible officers to defer compensation under a voluntary salary reduction agreement.

     1.2  Definitions.    Unless  otherwise defined, all terms used in
this excess plan shall have the same meaning as those terms used in the savings plan.

     1.3 No Right to Corporate Assets. This excess plan is unfunded, and the employers will not be required to set aside, segregate, or deposit any funds or assets of any kind to meet their obligations hereunder. Nothing in this excess plan will give a member, a member's beneficiary or any other person any equity or other interest in the assets of the employers, or create a trust or a fiduciary relationship of any kind between the employers and any such person. Any rights that a member, beneficiary or other person may have under this excess plan will be solely those of a general unsecured creditor of the employers. Notwithstanding the foregoing, TECO Energy may establish a grantor trust of which it is treated as the owner under Section 671 of the Internal Revenue Code to provide for the payment of benefits hereunder.

     1.4 Nonalienation of Benefits. The rights and benefits of a member of this excess plan are personal to the member. No interest, right or claim under this excess plan and no distribution therefrom will be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, anticipation, garnishment, attachment, execution or levy, except by designation of beneficiary.

     1.5 Binding Effect of Plan. This excess plan will be binding upon and inure to the benefit of members and designated beneficiaries

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                                                         Exhibit 10.13

and their heirs, executors and administrators, and to the benefit of the employers and their assigns and successors in interest.




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                                                        Exhibit 10.13

     1.6 Administration. This excess plan will be administered by the Retirement Savings Plan Committee of the savings plan (the "committee") who will have sole responsibility for its interpretation.

     1.7 Interpretation. The portion of this excess plan that provides benefits in excess of the restrictions on annual additions under Section 6.11 of the savings plan is intended to be an "excess benefit plan" as defined in Section 3(36) of ERISA. The portion of the plan that provides all other benefits is intended to be a deferred compensation plan for a select group of management or highly compensated employees as provided in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The plan will be interpreted in a manner that comports with the foregoing intentions. To the extent not governed by federal law, this excess plan will be construed, enforced and administered according to the laws of the State of Florida.


                              ARTICLE II

                         EXCESS PLAN BENEFITS

     2.1 Excess Savings Deposits. A member's enrollment in the savings plan will constitute an agreement to reduce his salary and defer compensation under this excess plan in the amount of savings deposits that he is prevented from contributing to the savings plan because of (a) the limitations of Article VI of the savings plan, (b) the limit on applicable compensation under Section 2.1 of the savings plan or (c) a reduction in the member's applicable compensation attributable to voluntary salary reduction deferrals under this excess plan. The member's enrollment also constitutes his agreement that his employer may retain any savings deposits that would otherwise be returned to him pursuant to the provisions of the savings plan.

     2.2  Excess Matching Contributions.


2. Quarterly Match. Each member will be entitled to the amount of the fixed quarterly match that would have been made for such member under Section 5.1(a) of the savings plan for the quarter on savings deposits that are credited under this excess plan during such quarter.

          (a) Annual Match. Each member who was employed on the last day of the plan year or whose employment ended during the plan year because of death, disability or retirement will be entitled to the amount of the variable annual match that would have been made for such member under Section 5.1(b) of the savings plan on savings deposits that are credited under this excess plan during such year.

     2.3  Excess  Cancelled  Vacation Contributions.  Each member will

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                                                         Exhibit 10.13

be entitled to any cancelled vacation contributions that his employer is prevented from contributing on behalf of the member because of the restrictions on annual additions under Article VI of the savings plan or the nondiscrimination requirements of Section 401(a)(4) of the Code.


                              ARTICLE III

                      SALARY REDUCTION DEFERRALS

     3.1 Eligibility. The Chief Executive Officer of TECO Energy will from time to time designate those officers of TECO Energy and its subsidiaries who are eligible to make salary reduction deferrals under the salary reduction feature of the plan.

     3.2 Voluntary Deferrals. An eligible officer may elect to contribute amounts under this plan on a voluntary salary reduction basis, not to exceed 50% of the officer's base salary and 100% of the officer's incentive award for the year.

     3.3 Salary Reduction Elections. A voluntary salary reduction election must be made in writing on or before the December 31 preceding the year during which the compensation is to be earned, except that (a) elections for 1994 must be made on or before October 31, 1994 and (b) elections for the first year of eligibility of newly eligible officers must be made within 30 days of the date of initial eligibility. All elections must be in writing and are irrevocable after the effective date of the election. An election is effective only with respect to compensation earned after the election and is effective through December 31 of the year to which it applies.

                              ARTICLE IV

                         ACCOUNTS AND CREDITS

     4.1 Establishment of Accounts. For recordkeeping purposes only, the committee will establish and maintain for each member such of the following accounts as are appropriate:

          (a)  an excess savings contribution account;

          (b)  an excess matching contributions account;

          (c)  an excess cancelled vacation contributions account; and

          (d)  a salary reduction contributions account.




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                                                        Exhibit 10.13

Credits and charges to such accounts will be made as provided in the plan.

     4.2 Credits to Excess Accounts. Excess savings deposits, excess quarterly and annual matching contributions and excess cancelled vacation contributions will be credited to the appropriate account as of the date the amount would otherwise have been credited to the corresponding account under the savings plan.

     4.3 Credits to Salary Reduction Contributions Account. Salary reduction contributions will be credited to a member's salary reduction contributions account as of the date the amount would otherwise have been paid to the member. The amount credited to a member's salary reduction contributions account may be reduced to reflect the amount needed to satisfy any tax withholding obligations attributable to the contribution.

     4.4 Crediting Earnings. The committee will credit earnings to each member's accounts in accordance with the method of determining earnings established from time to time by the Compensation Committee of the Board of Directors of TECO Energy. In the event of a change in control of TECO Energy, the method of determining earnings with respect to amounts credited to the plan for any year up to and including the year of the change in control may not result in an earnings rate that is less favorable than the rate that would apply under the method as in effect immediately before the change in control. For purposes of this section, a "change in control of TECO Energy" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether or not TECO Energy is in fact required to comply therewith; provided, that, without limitation, such change in control shall be deemed to have occurred if:

          (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than TECO Energy, any Trustee or other fiduciary holding securities under an employee benefit plan of TECO Energy or a corporation owned, directly or indirectly, by the stockholders of TECO Energy in substantially the same proportions as their ownership of stock of TECO Energy, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of TECO Energy representing 30% or more of the combined voting power of TECO Energy's then outstanding securities;

          (b)  during   any  period  of  24  consecutive  months  (not
     including any period prior to the effective date of this agreement), individuals who at the beginning of such period constitute the board of directors of TECO Energy (the "board") and any new director (other than a director designated by a

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                                                         Exhibit 10.13

     person who has entered into an agreement with TECO Energy to effect a transaction described in paragraphs (a), (c) or (d) of this Section 4.4) whose election by the board or nomination for election by the stockholders of TECO Energy was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

          (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation resulting in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by r e m aining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to i m p lement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires 30% or more of the combined voting power of the Company's then outstanding securities; or

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets.


                               ARTICLE V

                             DISTRIBUTIONS

     5.1 Distributions. Distributions to a member upon retirement, death or other termination of employment will be made at the same time and in the same form as distributions to the member under Section 10.4 of the savings plan. For forms of distribution other than a lump sum or installments for a fixed period of years, the committee will distribute benefits at a time and in a form that most closely approximates the form and time of distributions to the member under the savings plan.

     5.2 Designation of Beneficiary. A member may designate one or more beneficiaries to receive any portion of the amount remaining in his accounts as of the date of death and may revoke or change such a d e signation at any time. If the member names two or more beneficiaries, distribution to them will be in such proportions as the member designates or, if the member does not so designate, in equal shares. Any designation of beneficiary will be in writing on such

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                                                        Exhibit 10.13

form as the committee may prescribe and will be effective upon filing with the committee. Any portion of a distribution payable upon the death of a member which is not disposed of by a designation of beneficiary, for any reason whatsoever, will be paid to the member's spouse if living at his death, otherwise equally to the member's natural and adopted children (and the issue of a deceased child by right of representation), otherwise to the member's estate.

     5.3 Hardship Distributions from Accounts. The committee may, in its discretion, distribute a portion or all of the member's accounts in case of the member's financial hardship. The committee will determine the date of payment of the distribution.

     5.4 No Withdrawals. Except as provided in Section 5.3, a member may not withdraw amounts credited to his accounts.


                              ARTICLE VI

                       AMENDMENT AND TERMINATION

     6.1 Amendment. TECO Energy may, without the consent of any member, beneficiary or other person, amend this excess plan at any time and from time to time; provided, however, that no amendment will reduce the amount then credited to the excess account of any member.

     6.2 Termination. TECO Energy may terminate this excess plan at any time. Upon termination of the plan, payments from a member's excess account will be made in the manner and at the time prescribed in Section 5.1, provided that TECO Energy may, in its discretion, distribute a member's account in a lump sum as soon as practicable after the date the excess plan is terminated.

     EXECUTED as of the effective dates set forth in Schedule A.

                              TECO ENERGY, INC.



                              By:_____________________________________
                                 R. A. Dunn
                                 Vice President - Human Resources









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                                                      Exhibit 10.13

                              Schedule A

                            Plan Amendments


     1. The plan was established as an excess plan effective as of January 1, 1984.

     2. The plan was amended and restated effective as of January 1, 1990 (a) to expand eligibility for the plan to all employees of employers in the TECO Energy Group, (b) to add provisions to provide for benefits lost under the savings plan as a result of the compensation limit under the savings plan, and (c) to conform the plan to changes in the savings plan, including the addition of the ESOP feature to the savings plan.

     3. The plan was amended and restated (a) to change the method of determining the return to be earned on plan accounts effective as of January 1, 1994 and (b) to add the voluntary salary reduction feature and to make certain other compliance changes effective as of October 1, 1994.

     4. The plan was amended and restated effective as of July 15, 1998 to make the definition of "change in control of TECO Energy" consistent with the revised definition of such term in other TECO Energy benefit plan documents.

























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